UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  SCHEDULE 14A

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                            TECUMSEH PRODUCTS COMPANY
--------------------------------------------------------------------------------
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

On June 30, 2009, Tecumseh Products Company hosted a conference call to introduce its director nominees for the upcoming 2009 annual meeting to Class B Shareholders. The conference call will be archived for replay and can be accessed at www.tecumseh.com, starting on June 30, 2009. The following is a script used in connection with the conference call.



                            Tecumseh Products Company
--------------------------------------------------------------------------------
                    Meet the Board Candidates Conference Call
                     Tuesday, June 30, 2009 -- 11:00 a.m. ET

APPROXIMATE TIMING
20 minutes of presentation
30 minutes of Q&A


CALL OUTLINE

1. Operator:          Call Opening
2. Teresa Hess:       Safe Harbor Statement
3. Ed Buker:          Introduction and Overview Comments
4. Bill Barker:       Personal Background


Turn call over to Operator for Q&A

5. Operator:          Question and Answer Introduction
6. Board Nominees:    Question and Answer Session
7. Ed Buker:          Final Remarks

SECTION 1 - OPERATOR:  CALL OPENING

Section 1.1 Good morning and welcome to Tecumseh Products' Board candidates introduction conference call.

Section 1.2 All participants will be in listen-only mode until the question-and-answer portion of the call. This conference call is being recorded at the request of Tecumseh Products. If anyone has any objections, you may disconnect at this time.

Section 1.3 I would now like to introduce Ms. Teresa Hess, Director of Financial Reporting and Investor Relations at Tecumseh Products. Ms. Hess, you may proceed.

SECTION 2 - TERESA HESS:  INTRODUCTIONS AND SAFE HARBOR STATEMENT

Section 2.1 Good morning and welcome to Tecumseh Products' Board candidates introduction conference call.

Section 2.2     I am joined on the call today by:

                - Ed Buker, Chairman, President and CEO;
                - The other members of our slate of Board candidates, including:
                  - Leonard Anthony
                  - David Bloss
                  - Greg Smith
                  - Bill Barker
                  - Jeffry Quinn and
                  - William Aziz;

                As well as:

                  - Jim Nicholson, Vice President, Treasurer and
                     Chief Financial Officer and
                  - Lynn Dennison, Vice President, Law & Risk Management,
                     Secretary & General Counsel.


Section 2.3 This call will be archived for replay on our website starting this afternoon. The replay can be accessed at www.tecumseh.com.

Section 2.4 Before I turn the call over to Ed for initial introductions, I would like to remind you that this conference may contain certain statements regarding the Company's plans and expectations which are forward-looking statements and are made pursuant to the Safe Harbor provision of the Securities Litigation Reform Act of 1995.


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
Section 2.5 These forward-looking statements reflect the Company's views at the time such statements are made with respect to the Company's future plans, objectives, events and financial results such as revenues, expenses, income, earnings per share, operating margins, financial position, expected results of operation and other financial items, as well as industry trends and observations.

Section 2.6 In addition, words such as estimate, expect, intend, should, could, will, and variations of such words and similar expressions are intended to identify forward-looking statements.

Section 2.7 These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements.

Section 2.8 Risk factors exist and new risk factors emerge from time to time that may cause actual results to differ materially from those contained in the forward-looking statements.



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Section 2.9     Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several risk factors are discussed in the Company's most recently filed Annual Report on Form 10-K and other SEC filings, under the titles "Risk Factors" or "Cautionary Statements Related to Forward-Looking Statements," and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated by reference in this call.

Section 2.10 With that said, I would now like to turn the call over to Ed Buker, Chairman, President and CEO of Tecumseh Products.

SECTION 3 - ED BUKER: INTRODUCTIONS

Section 3.1 Thank you, Teresa. Good morning and welcome to our "Meet the Board Candidates" conference call.



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
Section 3.2 Today I have the honor of introducing to you, our Class B shareholders, our most recent nominee to the board, Bill Barker. Bill rounds out a group of Director nominees, all of whom join us on this call today, who we believe will be invaluable to the Company and our shareholders as we embark on the next phase in the development of Tecumseh.

Section 3.3 We believe that we have identified excellent candidates whose diverse backgrounds, experience and skills qualify them to make valuable contributions to the Company and represent the interests of all shareholders effectively.

Section 3.4 As we execute on our strategic plan and continue driving the reemergence of Tecumseh, we have placed a high priority on talent acquisition and achieving world-class standards and practices. Strengthening Tecumseh's corporate governance is a key part of this focus. In addition to updating our Board committee charters and governance guidelines, the Board of Directors has spent a considerable amount of time with Korn/Ferry and our other advisors identifying and vetting the best new potential additions to the Board. We believe that to establish Tecumseh as a world-class competitor in our core compressor business, we must have a world-class management team


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
                and a world class Board of Directors. Once you have the chance to talk with our nominees and ask them questions, you will see why we are so excited about our candidates.

Section 3.5 In a moment, I will turn the call over to our newest candidate, Bill Barker, who graciously agreed to be nominated after Bill Redmond withdrew his nomination in April. After Bill provides a little about his background, we'll open the call up for your questions.

Section 3.6 But before I turn the call over to Bill, let me take a few moments to discuss the circumstances surrounding his nomination and Bill Redmond's withdrawal. There has been some speculation surrounding Mr. Redmond's withdrawal, including whether it was the result of pressure by the Herrick Foundation, a dissident shareholder. I can assure you this was not the case. His withdrawal was driven by his expanded responsibilities as a key restructuring expert on the board of Eddie Bauer Holdings, which less than two weeks ago filed for Chapter 11 bankruptcy protection. Clearly, serving on the board of a company confronting such complex circumstances would require Mr. Redmond's time and resources in a way that he determined could prevent him from effectively contributing to our efforts at


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
                Tecumseh. I believe this situation highlights his integrity as he took great care in making his decision and ultimately chose to honor his existing commitments.

Section 3.7 Fortunately for Tecumseh, we had conducted a search that was thorough enough to provide for such a circumstance, and as a result I am happy to introduce our newest nominee, Bill Barker, a man with extensive global manufacturing experience that we believe should prove invaluable as we execute on our strategic plan. Bill, why don't you provide us some detail on your background and the experience that has prepared you for this role?


SECTION 4 - BILL BARKER - BACKGROUND

Section 4.1 Thanks, Ed. I'm pleased to be able to join all of you on this call today. If I could echo what Ed indicated in his remarks, I believe I can be a valuable resource as a Board member as Tecumseh executes on its strategic plan to become a world-class competitor in its core compressor business.


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
Section 4.2 I think my background and experience in global manufacturing, which has involved working with production facilities in diverse locations serving customers throughout the world, provides me with a unique perspective to help Tecumseh navigate through its current transformation and realize the Company's vision for the future. By the way, when I say "working with facilities and diverse locations," I include Asia, India, Russia, the Middle East, Brazil, and Central America, as well as Europe and North America.

Section 4.3 Most recently, I was with Rexam PLC, a global consumer packaging company and beverage can maker with annual revenues of about $7.5 billion. From 2005 until earlier this year, I served as Group Director of Beverage Cans, which accounted for approximately $5.4 billion of Rexam's total revenue. Before that, I served as President & CEO of Rexam Beverage Cans Americas from 2001 to 2004. I also served on the board at Rexam, a FTSE 100 company on the London Stock Exchange, until my departure from the company this past January. Before joining Rexam, I was President of the Commercial Solutions Group of Textron Fastening Systems, a division within Textron, Inc. And before that, I was President of OEA Automotive Safety Products,


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
                which made automotive airbag inflators and initiators. OEA was listed on the New York Stock Exchange.

Section 4.4 I believe my experience in a variety of global manufacturing environments has prepared me well for this opportunity, and I'm confident that I can provide a strong leadership perspective as we work to move Tecumseh forward. I've been involved in numerous major restructuring initiatives that have reshaped manufacturing businesses. For example, at Rexam, we reduced our annual global SG&A spending by over $25 million. We consolidated manufacturing facilities and moved production lines to lower-cost geographies. I've found that establishing a business presence in emerging markets not only provides a better opportunity to understand the unique requirements of those markets; it also often serves as a base for building a growth business in those markets. And sometimes, the new emerging markets create products which can become catalysts for growth in mature markets.

Section 4.5 My experience has also included a strong emphasis on streamlined global business processes, including lean manufacturing and the establishment of global platforms for research and development, supply chain management and product management. I believe that, in order for a company to operate effectively in a lean environment, processes must be in place that allow efficient and


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
                consistent decision making through the entire business with every member of the team focused on delivering value. That solid platform provides the means for a business to provide the maximum value to its shareholders.

Section 4.6 In Tecumseh, I see these same opportunities for reduced costs and improved global processes and platforms. I look forward, as a member of Tecumseh's board, to the opportunity to apply my prior experiences to the Company's benefit as it executes on its strategic plans, develops its competitive advantages, and poises itself for growth well into the future.

Section 4.7 And speaking of growth, once a solid foundation is in place for operational effectiveness, I believe there could very well be an opportunity to pivot to a more robust marketing profile when this recession is over. Tecumseh is setting the seeds for growth in R&D, and with its presence in key emerging markets. This is very similar to some of the strategic actions we took in my previous job. With good execution, in my view, Tecumseh could very well be poised for profitable growth in an economic recovery. As I said, from what I see, the seeds have been planted.


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
Section 4.8 From my past board experience, I have focused on strategy, risk management, governance, and selecting and developing the best leaders. I would consider it a privilege and an honor to lend my expertise to the success of Tecumseh... and create real value for you, the shareholders.

Section 4.9     Now I'll turn the call back to Ed to begin the Q&A.


SECTION 5 - ED BUKER: Q&A

Section 5.1     Thank you, Bill.

Section 5.2 This concludes our prepared comments for this morning. Operator, we are now ready to take questions.

SECTION 6 - QUESTION AND ANSWER SESSION




SECTION 7 - BUKER - FINAL REMARKS

Section 7.1 In summary, we've dedicated our time, energy and resources working toward the benchmark of world-class governance since I became CEO, and we are all strongly focused on ensuring we have


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
                the right people in place to lead Tecumseh into the future. I think we've shown today that we've nominated a group of exceptional individuals to help us address the near-term challenges of the global economy as well as the longer-term challenges of transforming Tecumseh into the formidable competitor we can all envision.

Section 7.2 Our Annual Meeting will be held on Friday, August 14. We expect to mail all the necessary materials to our shareholders in the next few weeks - just as soon as the SEC completes its review.

Section 7.3 We believe strongly in the stellar qualifications of our board nominees, as well as the process we used to identify and select them. We have worked to be as transparent as possible with our shareholders in describing our selection process, and the valuable experience and insights that each candidate will bring to the board.

Section 7.4 Certainly the proxy battle has been and will be difficult, but we are confident that our Class B shareholders will make an informed and thoughtful choice regarding the composition of our


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
                board. We strongly believe our board candidates will be a key element in supporting our positive momentum and making a critical difference to our business, and have the right combination of proven experience and personal integrity.

Section 7.5 With that, this concludes our conference call today. Thank you for your interest in Tecumseh Products, and we look forward to speaking with you again in the weeks ahead.

Section 7.6     Thank you and have a good day.



ON MARCH 27, 2009, TECUMSEH PRODUCTS COMPANY FILED A PRELIMINARY PROXY STATEMENT/PROSPECTUS, AS AMENDED ON MAY 19, 2009 AND JUNE 18, 2009, WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). BEFORE SOLICITING PROXIES, WE WILL PROVIDE SHAREHOLDERS WITH A DEFINITIVE PROXY STATEMENT/PROSPECTUS CONTAINING INFORMATION ABOUT THE COMPANY AND CERTAIN PROPOSALS TO BE PRESENTED TO A VOTE OF SHAREHOLDERS AT ITS 2009 ANNUAL MEETING. WE ADVISE SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN FREE COPIES OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (WHEN IT IS AVAILABLE) AND OTHER DOCUMENTS WE FILE WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV. THEY MAY ALSO ACCESS A COPY OF OUR DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT IS AVAILABLE BY ACCESSING WWW.TECUMSEH.COM. IN ADDITION, SHAREHOLDERS MAY OBTAIN A FREE COPY OF


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
THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT IS AVAILABLE BY CONTACTING GEORGESON INC. TOLL FREE AT (866) 203-1198 (BANKS AND BROKERS CALL (212) 440-9800).

TECUMSEH PRODUCTS COMPANY, OUR DIRECTORS, DIRECTOR NOMINEES AND SOME OF OUR EXECUTIVE OFFICERS WILL BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. INFORMATION ABOUT OUR DIRECTORS, DIRECTOR NOMINEES AND SOME OF OUR EXECUTIVE OFFICERS WILL BE CONTAINED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS. INFORMATION ABOUT THE PARTICIPANTS' DIRECT OR INDIRECT INTERESTS IN THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING WILL BE CONTAINED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REFERRED TO ABOVE.














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